                                                                   EXHIBIT 99.07


                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------

          This Management Services Agreement (this "Agreement") is made and
                                                    ---------
entered into as of May __, 2000, by and between Heartland Technology, Inc., a Delaware corporation ("HTI") and Zecal Technology, LLC, a Delaware limited
                       ---
liability company ("LLC").  Capitalized terms used and not defined herein shall
                    ---
have the meanings ascribed thereto in that certain Members Agreement, dated as of the date hereof, by and among LLC and its members (the "Members Agreement").
                                                           -----------------

          WHEREAS, LLC desires to retain HTI, and HTI desires to perform certain services for LLC;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1.   Term. This Agreement shall be in effect for an initial term
               ----
commencing as of the date hereof and ending immediately upon the first to occur of (i) a consummation of a Liquidity Event or an IPO (as each such term is defined in the Members Agreement), (ii) any date after January 1, 2003, at the election of either LLC or HTI upon written notice delivered to the other party or (iii) nonpayment of the fees described herein.

          2.   Services. HTI shall perform or cause to be performed such
               --------
services for LLC as directed by LLC, which may include, without limitation, the following:

          (a) executive and management services, including, without limitation, management services performed by Edwin Jacobson, whether in his capacity as Chairman of LLC or otherwise;

          (b)  support and analysis of LLC's initial financing alternatives;

          (c) legal services provided by HTI's internal counsel, to the extent such counsel may provide such services to LLC in compliance with applicable requirements of legal ethics; and

          (d)  other services for LLC upon which LLC and HTI agree.

The services provided pursuant to this Agreement are advisory only and LLC is free to accept or reject the advice offered by representatives of HTI pursuant to this Agreement.

          3.   Management Services Fee. Commencing January 1, 2001, payment for
               -----------------------
services rendered by HTI in connection with the performance of services pursuant to this Agreement shall not exceed $10,000 per month, payable by LLC on a monthly basis in arrears, as long as HTI is providing services requested by LLC and such payment is not prohibited by any financing agreement to which LLC is a party; provided that notwithstanding any such prohibition prohibiting such payment, such fees shall continue to accrue for services performed and shall be paid as soon as no such prohibition exists. The aforementioned management services fee shall be in full and complete satisfaction of any and all fees or internally generated or allocated costs or expenses incurred by HTI in the performance of its obligations pursuant to this Agreement (including, without limitation, all fees and internal or allocated costs and expenses related to any services performed by Edwin Jacobson pursuant to this Agreement (whether in his capacity as Chairman of LLC or otherwise) or any legal services provided by HTI or its employees pursuant to this Agreement), but not actually incurred third party out-of-pocket fees and expenses requested to be incurred by LLC in connection with HTI's performance of services pursuant to this Agreement, which shall be reimbursed by LLC. Notwithstanding any provision in this Section 3 to the contrary, commencing January 1, 2003, the aforementioned management services fee shall be reviewed annually by the parties hereto with a view to reducing or eliminating it as soon as reasonably practicable.

          4.   Personnel. HTI shall provide and devote to the performance of
               ---------
this Agreement such officers, employees and agents of HTI as HTI shall deem appropriate to the furnishing of the services required.

          5.   HTI an Independent Contractor. HTI and LLC agree that HTI shall
               -----------------------------
perform services hereunder as an independent contractor, and that LLC shall retain control over and responsibility for its own operations and personnel. Neither HTI nor its representatives shall be considered employees or agents of LLC as a result of this Agreement nor shall any of them have authority under this Agreement to contract in the name of or bind LLC, except as expressly agreed to in writing by LLC.

          6.   Notices. All notices hereunder shall be in writing and shall be
               -------
delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

     To HTI:
     ------

          Heartland Technology, Inc.
          547 West Jackson Boulevard
          Suite 1510
          Chicago, Illinois 60661
          Telecopy No.: (312) 663-9397
          Attn: Edwin Jacobson

     To LLC:
     ------

          Zecal Technology, LLC
          c/o Lamb Partners
          900 N. Michigan Avenue
          Chicago, IL 60611
          Telecopy No.: (312) 915-1037
          Attn: Neil G. Bluhm

          7.   Assignment. Neither party may assign any rights or delegate any
               ----------
obligations hereunder without the prior written consent of the other.

          8.   Successors. This Agreement and all the obligations and benefits
               ----------
hereunder shall inure to the permitted successors and assigns of the parties.

          9.   Counterparts. This Agreement may be executed and delivered by
               ------------
each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          10.  Entire Agreement; Modification; Governing Law. The terms and
               ---------------------------------------------
conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the date first written above.



                              ZECAL TECHNOLOGY, LLC.

                              By:__________________________________

                              Its:_________________________________



                              HEARTLAND TECHNOLOGY, INC.

                              By:__________________________________

                              Its:_________________________________